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                                                                      EXHIBIT 24


                         AMERICAN GREETINGS CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                POWER OF ATTORNEY

American Greetings Corporation (the "Company") hereby constitutes and appoints Phyllis Alden and Stanley E. Everett, and each of them, with full power of substitution and re-substitution, as attorneys or attorney of the undersigned, to execute and file under the Securities Act of 1933 a Registration Statement on Form S-8 relating to the registration of 5,000,000 of the Company's Class A Common Shares and 500,000 of the Company's Class B Common Shares and any and all amendments and exhibits thereto, including post-effective amendments, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said directors and officers, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

Executed at Cleveland, Ohio, this 21st day of July, 2000.


                                      American Greetings Corporation


                                      By:     /s/ Morry Weiss
                                              ----------------------------------
                                              Morry Weiss
                                              Chairman & Chief Executive Officer


                                      Attest: /s/ Jon Groetzinger, Jr.
                                              ----------------------------------
                                              Jon Groetzinger, Jr.
                                              Secretary